Synovus (R)      --------------------------------------------------------------
                                           NEWS RELEASE
                 --------------------------------------------------------------

For Immediate Release

Contact: Patrick A. Reynolds
          Director of Investor Relations
         (706) 649-4973

        Synovus Reports 17% Increase in Net Income for Third Quarter 2002

       Net Interest Income, Expense Control, and TSYS Drive Profitability

          Columbus, Ga., October 15, 2002 -- Synovus' third-quarter earnings grew 17% over third quarter 2001 to $92.3 million, or $.31 per share Synovus Chairman and CEO James H. Blanchard announced today.

          "We are very pleased to report excellent third quarter results," said Blanchard. "Our net interest income increased by 15% over the third quarter last year, due to outstanding loan growth of 19% over last year, coupled with continued strong credit quality, and net interest margin of 4.64%, up from 4.62% last year. TSYS increased net income by 27% over the same quarter last year. Throughout the Synovus family of companies, our commitment to controlling our expenses contributed to our excellent results in the quarter."

          Return on assets for the quarter was 2.06% and return on equity was 19.12%, as compared to 2.02% and 19.93%, respectively, for the third quarter 2001. Shareholders' equity at September 30, 2002, was $1.959 billion, which represented a very strong 10.58% of quarter-end assets. Total assets ended the quarter at $18.5 billion, an increase of 17.3% from the same period last year. On July 31, 2002, Synovus completed the acquisition of Community Financial Group, Inc., the parent company of The Bank of Nashville, headquartered in Nashville, Tennessee. This acquisition added approximately $370 million in loans and $380 million in deposits to the Financial Services operations.

          Asset quality remained strong during the third quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.59%, the allowance for loan losses was 1.38% of loans, and net charge-offs were 0.32% of average loans for the third quarter. The allowance for loan losses provides coverage of 340% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.51x for the quarter.

          Synovus Financial Services' (formerly banking operations) net income increased 13% over last year. Return on assets for the quarter was 1.52% and return on equity was 18.08%. Financial Services' non-interest income was up 17% as compared to the third quarter last year, with increases in service charges on deposits of 15%, net mortgage revenue of 21% and credit card fees of 8% over the same period last year. Financial Management Services and insurance (formerly wealth management) revenues increased 19% over the third quarter last year, with trust up 4%, brokerage up 13%, financial planning/asset management (which consists of Creative Financial Group and GLOBALT, acquired in 2001 and 2002, respectively) up 132%, and insurance up 9%. Financial Services' non-interest income as a percentage of Financial Services' revenues -- excluding securities gains/losses -- was 27% in the


                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

Synovus Reports 17% Increase in Net Income for Third Quarter/p. 2


quarter. The fundamental Financial Services' G&A expenses for the quarter were up 6.0% over the same period last year. The efficiency ratios for the quarter and first nine months were 52.78% and 52.15%, respectively, compared to 53.29% and 54.06% last year.

          TSYS reported net income of $32.3 million for the third quarter 2002, a 27% increase in net income over the same period last year. Diluted earnings per share for the quarter increased to $0.16, up from $0.13 last year. TSYS' third quarter achievements included:

     * Signing of a ten-year agreement with CIBC to process more than 5 million VISA accounts, which will be converted from its in-house system in the first quarter of 2003
     *    Renewal of a five-year agreement with 5Star Bank
     * Signing a letter of intent with Bank of Ireland to process its consumer and commercial accounts, which will be converted from its in-house system in the first half of 2003

With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses and reimbursable items at TSYS -- was 58.7% of revenues for the quarter.

          Blanchard concluded, "Our vision is for Synovus to be the finest financial services company in the world. Although the world and our own economic perspective have changed significantly, we affirm our corporate goal to achieve 15% earnings per share growth in 2002. Two years ago we believed, under the then existing economic environment, that our earnings per share growth for 2003 would be in the 15 -18% range. The majority of the assumptions on which we based these growth targets have changed, most significantly, TSYS signing and converting a major client that would have provided substantial revenues in 2003. Since this signing and conversion has not occurred to date, we now expect our earnings per share growth to be with-in the 10 - 14% range for 2003 based, in part, upon the following assumptions:

     * Banking services' net income increases between 10 - 14%, with a net interest margin of approximately 4.60%, loan growth of between 10 - 12% and credit quality will remain at currently stable levels.
     * Financial Management Services and insurance revenues will increase between 15 - 20%.
     *   Increases in Financial Services' expenses will not exceed 4%.
     *   TSYS will increase net income between 12 - 15%.

We believe that our current strategies, team members, technological advantages, and our strong balance sheet will position us well to achieve this level of earnings growth, which we believe will place us among the top of the industry performers for 2003."

         Synovus will host an earnings highlights conference call at 2:00 pm ET, on October 16, 2002. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

         Synovus (NYSE: "SNV") is a diverse financial services holding company with more than $18.5 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 39 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2002. See Synovus on the Web at www.synovus.com.

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

Synovus Reports 17% Increase in Net Income for Third Quarter /p. 3

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share for 2002 and 2003 and the assumptions underlying such statements, including, with respect to Synovus' expected increase in earnings per share for 2003; expected increases of 10 - 14% in banking services' net income, with a net interest margin of approximately 4.6%, loan growth of between 10 - 12%, and credit quality remaining stable; expected increase of 15 - 20% in Financial Management Services and insurance revenues; expected increase of 12 -15% in net income of TSYS; and expected increase in Financial Services' expenses of not more than 4%. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, Synovus' inability to achieve its net income goals for banking services; Synovus' inability to increase its revenues derived from Financial Management Services and insurance; TSYS' inability to achieve its net income goal for 2003; competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; hostilities in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


                                       ###

TABLE>
 Synovus

  INCOME STATEMENT                                                    Nine Months Ended
  (Amounts in thousands, except per share data)                       September 30,
                                                      ------------------------------------------------------
                                                                  2002               2001          Change
                                                      ------------------------------------------------------
  Interest Income (Taxable Equivalent)               $           791,289            866,759        (8.7)%
  Interest Expense                                               254,997            402,381       (36.6)
                                                     ---------------------      ------------   -------------
  Net Interest Income (Taxable Equivalent)                       536,292            464,378        15.5
  Tax Equivalent Adjustment                                        5,395              5,359         0.7
                                                     ---------------------      ------------   -------------
  Net Interest Income                                            530,897            459,019        15.7
  Provision for Loan Losses                                       49,497             34,956        41.6
                                                     ---------------------      ------------   -------------
  Net Interest Income After Provision                            481,400            424,063        13.5
                                                     ---------------------      ------------   -------------
  Non-Interest Income:
      Data Processing                                            503,734            470,531         7.1
      Service Charges on Deposits                                 69,512             62,357        11.5
      Fees For Trust Services                                     21,295             19,215        10.8
      Brokerage Revenue                                           13,605             12,343        10.2
      Mortgage Banking Income                                     27,986             27,604         1.4
      Credit Card Fees                                            16,609             15,306         8.5
      Securities Gains (Losses)                                    2,606              1,183       120.3
      Other Fee Income                                            14,792             12,586        17.5
      Other Non-Interest Income                                   64,999             62,828         3.5
                                                     ---------------------      ------------   -------------
  Non-Interest Income before Reimbursable Items
  and Impairment Loss on Private Equity Investment               735,138            683,953         7.5
      Reimbursable Items                                         173,495            177,115        (2.0)
      Impairment Loss on Private Equity Investment                (8,355)                --         N/A
                                                     ---------------------      ------------   -------------
  Total Non-Interest Income                                      900,278            861,068         4.6
                                                     ---------------------      ------------   -------------
  Non-Interest Expense:
     Personnel Expense                                           443,839            413,164         7.4
     Occupancy & Equipment Expense                               181,833            175,903         3.4
     Other Non-Interest Expense                                  159,016            148,442         7.1
                                                     ---------------------      ------------   -------------
  Non-Interest Expense before Reimbursable Items                 784,688            737,509         6.4
      Reimbursable Items                                         173,495            177,115        (2.0)
                                                     ---------------------      ------------   -------------
  Total Non-Interest Expense                                     958,183            914,624         4.8
                                                     ---------------------      ------------   -------------
  Minority Interest in Consolidated Subsidiaries                  16,967             14,208        19.4
  Income Before Taxes                                            406,528            356,299        14.1
  Income Tax Expense                                             145,609            129,894        12.1
                                                     ---------------------      ------------   -------------
  Net Income                                                     260,919            226,405        15.2
                                                     =====================      ============   =============
  Basic Earnings Per Share                                          0.88               0.78        12.6
  Diluted Earnings Per Share                                        0.87               0.77        13.3
  Dividends Declared Per Share                                      0.44               0.38        15.7

  Return on Assets                                                  2.05 %             2.00           5 bp
  Return on Equity                                                 19.34              19.99         (65)
  Average Shares Outstanding - Basic                             296,387            289,642         2.3 %
  Average Shares Outstanding - Diluted                           300,816            295,623         1.8

  bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, "Income Statement
Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred." The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as "reimbursable items" on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

 Synovus

  INCOME STATEMENT

  (Amounts in thousands, except per share data)                      2002                           2001              3rd Quarter
                                                 -----------------------------------------------------------------    -----------
                                                        Third       Second      First       Fourth         Third      '02 vs. '01
                                                       Quarter     Quarter     Quarter     Quarter        Quarter         Change
                                                 -----------------------------------------------------------------    -----------
  Interest Income (Taxable Equivalent)               $  270,997     260,448     259,844     271,378        282,587         (4.1)%
  Interest Expense                                       86,205      83,336      85,456      98,716        122,035        (29.4)
                                                 ----------------  ---------  -----------  -----------  --------    -----------
  Net Interest Income (Taxable Equivalent)              184,792     177,112     174,388     172,662        160,552         15.1
  Tax Equivalent Adjustment                               1,853       1,771       1,771       1,890          1,834          1.0
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Net Interest Income                                   182,939     175,341     172,617     170,772        158,718         15.3
  Provision for Loan Losses                              16,410      19,978      13,109      16,717         10,799         52.0
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Net Interest Income After Provision                   166,529     155,363     159,508     154,055        147,919         12.6
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Non-Interest Income:
      Data Processing                                   173,199     170,469     160,066     166,866        161,892          7.0
      Service Charges on Deposits                        24,281      23,059      22,172      24,182         21,152         14.8
      Fees For Trust Services                             6,928       7,451       6,916       7,294          6,637          4.4
      Brokerage Revenue                                   4,372       4,589       4,644       4,020          3,858         13.3
      Mortgage Banking Income                            10,793       8,454       8,739      10,668          8,938         20.8
      Credit Card Fees                                    6,010       5,803       4,796       5,878          5,553          8.2
      Securities Gains (Losses)                             717         960         929         539            337        112.8
      Other Fee Income                                    5,254       4,792       4,746       4,613          4,109         27.9
      Other Non-Interest Income                          23,518      22,366      19,115      23,638         16,899         39.2
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Non-Interest Income before Reimbursable Items
  and Impairment Loss on Private Equity Investment      255,072     247,943     232,123     247,698        229,375         11.2
      Reimbursable Items                                 56,473      60,032      56,990      55,450         54,993          2.7
      Impairment Loss on Private Equity Investment           --      (8,355)         --          --             --          N/A
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Total Non-Interest Income                             311,545     299,620     289,113     303,148        284,368          9.6
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Non-Interest Expense:
     Personnel Expense                                  162,209     139,559     142,071     152,920        141,455         14.7
     Occupancy & Equipment Expense                       62,327      58,437      61,069      59,749         58,088          7.3
     Other Non-Interest Expense                          46,956      57,859      54,201      49,739         48,927         (4.0)
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Non-Interest Expense before Reimbursable Items        271,492     255,855     257,341     262,408        248,470          9.3
      Reimbursable Items                                 56,473      60,032      56,990      55,450         54,993          2.7
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Total Non-Interest Expense                            327,965     315,887     314,331     317,858        303,463          8.1
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Minority Interest in Consolidated Subsidiaries          6,254       5,625       5,088       5,651          4,976         25.7
  Income Before Taxes                                   143,855     133,471     129,202     133,694        123,848         16.2
  Income Tax Expense                                     51,583      47,576      46,450      48,483         44,943         14.8
                                                 ----------------  ---------  -----------  -----------  ----------    -----------
  Net Income                                             92,272      85,895      82,752      85,211         78,905         16.9
                                                 ================  =========  ===========  ===========  ==========    ===========
  Basic Earnings Per Share                                 0.31        0.29        0.28        0.29           0.27         13.9
  Diluted Earnings Per Share                               0.31        0.29        0.28        0.29           0.27         15.1
  Dividends Declared Per Share                             0.15        0.15        0.15        0.13           0.13         15.7

  Return on Assets                                         2.06 %      2.05        2.03        2.11           2.02            4 bp
  Return on Equity                                        19.12       19.40       19.52       20.51          19.93          (81)
  Average Shares Outstanding - Basic                    298,564     295,629     294,927     292,271        290,868          2.6 %
  Average Shares Outstanding - Diluted                  301,986     300,282     300,158     296,556        297,357          1.6

  bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, "Income Statement
Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred." The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as "reimbursable items" on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

 Synovus

  SELECTED BALANCE SHEET DATA
  (Amounts in thousands, except per share data)                    2002                              2001                3rd Quarter
                                                 ----------------------------------------------------------------------  -----------
                                                       Third       Second        First        Fourth        Third       '02 vs. '01
                                                      Quarter      Quarter      Quarter       Quarter      Quarter          Change
                                                 ----------------------------------------------------------------------  -----------
  Total Assets                                  $     18,510,215   17,315,782   16,725,734    16,654,891   15,778,199         17.3 %
  Investment Securities                                2,162,135    2,094,544    2,076,461     2,088,287    2,087,135          3.6
  Loans (net of unearned income)                      14,058,387   13,201,121   12,698,763    12,417,917   11,852,572         18.6
  Total Deposits                                      13,644,457   12,941,487   12,451,008    12,146,198   11,525,774         18.4
      Demand Deposits                                  2,204,906    2,067,367    1,918,674     1,984,524    1,750,644         25.9
      Certificates of Deposit                          5,663,974    5,320,555    5,177,699     5,183,225    5,200,227          8.9
      Savings Accounts                                   452,403      454,375      447,737       420,311      422,393          7.1
      NOW Accounts                                     2,109,585    1,965,599    1,974,827     1,916,259    1,677,840         25.7
      Money Market                                     3,213,589    3,133,591    2,932,071     2,641,879    2,474,670         29.9

  Shareholders'  Equity                                1,959,254    1,814,199    1,728,095     1,694,946    1,618,271         21.1

  Book Value Per Share                                      6.54         6.12         5.85          5.75         5.56         17.6
  Equity to Assets                                         10.58        10.48        10.33         10.18        10.26           32bp
  Loan to Deposit Ratio                                   103.03       102.01       101.99        102.24       102.84           19
  Demand Deposits / Total Deposits                         16.16        15.97        15.41         16.34        15.19           97
  Common Shares Outstanding                              299,704      296,396      295,252       294,674      291,057          3.0 %

  CREDIT QUALITY DATA
  (Dollars in thousands)                                            2002                             2001                3rd Quarter
                                                 ----------------------------------------------------------------------  -----------
                                                       Third       Second        First        Fourth        Third       '02 vs. '01
                                                      Quarter      Quarter      Quarter       Quarter      Quarter          Change
                                                 ----------------------------------------------------------------------  -----------
  Nonperforming  Loans                          $         57,069       53,679       55,791        51,585       49,197         16.0 %
  Other Real Estate                                       25,860       21,615       17,970        15,867       14,720         75.7
  Nonperforming  Assets                                   82,929       75,294       73,761        67,452       63,917         29.7
  Allowance for Loan Losses                              194,005      180,321      174,774       170,769      162,117         19.7

  Net Charge-Offs  -  Quarter                             10,884       14,431        9,104        12,023        8,280         31.4
  Net Charge-Offs  -  YTD                                 34,419       23,535        9,104        34,988       22,965         49.9
  Net Charge-Offs/Average Loans - Quarter                   0.32         0.44         0.29          0.39         0.28
  Net Charge-Offs/Average Loans - YTD                       0.35         0.37         0.29          0.30         0.27

  Nonperforming Loans/Loans & ORE                           0.41         0.41         0.44          0.42         0.42
  Nonperforming Assets/Loans & ORE                          0.59         0.57         0.58          0.54         0.54
  Allowance/Loans                                           1.38         1.37         1.38          1.38         1.37

  Allowance/Nonperforming Loans                           339.95       335.92       313.27        331.04       329.52
  Allowance/Nonperforming Assets                          233.94       239.49       236.95        253.17       253.64

  bp - change is measured as difference in basis points.

Synovus

 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                                        2002                                        2001
                                             -------------------------------------------------------------------------------------
                                                    Third               Second          First           Fourth          Third
                                                   Quarter             Quarter         Quarter         Quarter         Quarter
                                             -------------------------------------------------------------------------------------
 Interest Earning Assets
 -----------------------
 Investment Securities                       $       2,071,924           2,045,096       2,038,865       2,025,366       2,011,548
     Yield                                                5.84 %              6.08            6.08            6.19            6.34

 Loans, Net                                  $      13,468,509          12,804,139      12,401,910      11,967,899      11,498,072
     Yield                                                6.98 %              7.08            7.31            7.79            8.50

 Mortgage Loans Held for Sale                $         209,780             164,313         276,682         262,476         181,372
     Yield                                                6.39 %              6.92            6.65            6.78            7.34

 Federal Funds Sold                          $          72,161              62,129          61,136          40,360         110,100
     Yield                                                2.01 %              2.49            2.40            3.73            3.80

 Time Deposits with Banks                    $           4,122               3,859           3,328           3,561           4,087
     Yield                                                1.26 %              1.37            1.65            2.29            3.62

----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets               $      15,826,496          15,079,536      14,781,921      14,299,662      13,805,179
     Yield                                                6.80 %              6.92            7.11            7.54            8.13
----------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities
 ----------------------------
 Time Deposits Over $100,000                 $       3,109,639           2,833,173       2,569,115       2,596,808       2,583,032
     Rate                                                 3.41 %              3.52            3.89            4.51            5.28

 Time Deposits Under $100,000                $       2,425,038           2,394,123       2,439,460       2,526,555       2,602,377
     Rate                                                 3.39 %              3.59            4.07            4.78            5.48

 Other Interest Bearing Deposits             $       5,608,037           5,389,194       5,215,169       4,777,271       4,459,166
     Rate                                                 1.37 %              1.37            1.32            1.56            2.44

 Federal Funds Purchased                     $       1,033,111           1,019,305       1,290,957       1,334,622       1,207,804
     Rate                                                 1.65 %              1.71            1.70            2.00            3.48

 Other Short-Term Borrowings                 $           7,682               5,136           9,428           8,707          20,228
     Rate                                                 1.40 %              1.50            1.38            2.16            3.24

 Other Borrowings                            $       1,232,646           1,136,670       1,082,675         963,619         923,290
     Rate                                                 4.76 %              5.02            5.19            5.38            5.74
----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities          $      13,416,153          12,777,601      12,606,804      12,207,582      11,795,897
     Rate                                                 2.54 %              2.61            2.74            3.20            4.10
----------------------------------------------------------------------------------------------------------------------------------
 Non-Interest Bearing Demand Deposits        $       2,031,031           1,955,444       1,826,432       1,755,795       1,693,111
 Shareholders' Equity                        $       1,914,915           1,776,173       1,719,380       1,647,933       1,570,921
 Total Assets                                $      17,743,648          16,823,662      16,522,858      16,021,119      15,472,034
----------------------------------------------------------------------------------------------------------------------------------
 Spread                                                   4.25 %              4.31            4.37            4.33            4.03
 Net Interest Margin                                      4.64 %              4.71            4.77            4.80            4.62
----------------------------------------------------------------------------------------------------------------------------------